UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 5, 2010

Foodfest International 2000 Inc.
(Exact name of registrant as specified in charter)

Delaware	333-142658	74-3191757
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

26 Kendall Street
New Haven, CT 06512
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(905) 709-4775
 (ISSUER TELEPHONE NUMBER)

Henya Food Corp.
26 Kendall Street
New Haven, CT 06512
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On April 5, 2010  Foodfest International 2000 Inc. , (the “Company”) issued 12,000,000 shares of  the Company’s common stock, $0.001 par value, per share (the “Common Stock”) to 11 individuals for services rendered to the Company.  After issuance, the Common Stock represents 99% of the Company’s issued and outstanding common shares.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’). Such securities were not registered under the Act.  These securities qualified for exemption under the Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

None.

 Dated: April 5, 2010                                                                           FOODFEST INTERNATIONAL 2000 INC.

By:	/s/Henry Ender
Henry Ender Chief Executive Officer

By:	/s/Fred Farnden
Fred Farnden Chief Financial Officer

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